Exhibit 1.01

Lockheed Martin Corporation

Conflict Minerals Report

For the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report (the “Report”) was prepared by Lockheed Martin Corporation (hereinafter referred to as the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The term “Conflict Minerals” is defined in the Rule and refers to gold and columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (the “Conflict Minerals” or “3TG”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products containing Conflict Minerals that are necessary to the functionality or production of those products if the company has reason to believe that the Conflict Minerals may have originated in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (the “Covered Countries”).

Company and Product Overview

We are a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. We also provide a broad range of management, engineering, technical, scientific, logistics and information services. We operate in five business segments: Aeronautics, Information Systems & Global Solutions (IS&GS), Missiles and Fire Control (MFC), Mission Systems and Training (MST) and Space Systems. We organize our business segments based on the nature of the products and services offered:

•	Aeronautics is engaged in the research, design, development, manufacture, integration, sustainment, support and upgrade of advanced military aircraft, including combat and air mobility aircraft, unmanned air vehicles and related technologies.

•	IS&GS provides advanced technology systems and expertise, integrated information technology solutions and management services across a broad spectrum of applications for civil, defense, intelligence and other government customers.

•	MFC provides air and missile defense systems; tactical missiles and air-to-ground precision strike weapon systems; logistics; fire control systems; mission operations support, readiness, engineering support and integration services; manned and unmanned ground vehicles and energy management solutions.

•

MST provides design, manufacture, service and support for a variety of military and civil helicopters; ship and submarine mission and combat systems; mission systems and sensors for rotary and fixed-wing aircraft; sea and land-based missile defense systems; radar systems; the Littoral Combat Ship (LCS); simulation and training services; and unmanned systems and technologies. In addition, MST supports the needs of customers in cybersecurity and delivers communications and command and control capabilities through complex mission solutions for defense applications. Sikorsky, a global company primarily engaged in the design, manufacture and support of military and commercial helicopters, became a wholly-owned subsidiary of ours on November 6, 2015, aligned under the MST business segment. Our 2015 Conflict Minerals reasonable country of origin inquiry and due diligence activities did not include the Sikorsky activities.

•	Space Systems is engaged in the research and development, design, engineering and production of satellites, strategic and defensive missile systems, space transportation systems and various classified systems and services in support of vital national security systems.

Covered Products

We conducted an analysis on the products that we manufacture or contract to be manufactured and found that 3TG are in substantially all of our products (and generally are required for their functionality or production as specified under the Rule) included in the Company and Product Overview. These products are collectively referred to in this Report as the “Covered Products.” 3TG is not included in the services we provide to our customers.

Supply Chain Description

Our business depends on an extensive global network of suppliers to provide the materials, parts and services to make our final products. As a downstream company, generally there are multiple tiers between us and our suppliers and the source of raw materials that enter the manufacturing process. The composition of our supply chain makes it challenging to identify the origin of 3TG used in our products. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information (e.g., through the reasonable country of origin inquiry described below) about the origin of 3TG in the materials and parts that we purchase.

Reasonable Country of Origin Inquiry (“RCOI”)

The elements of our RCOI were: (i) identification of relevant suppliers, (ii) data collection and (iii) assessment of data to determine whether further due diligence is required.

In 2015, we issued order commitments with more than 16,000 suppliers from 52 countries. Because of the complexity and size of our supply chain, we developed a risk-based approach that focused on our major direct suppliers identified as manufacturers (the “Supplier Group”). The Supplier Group represented more than 90 percent of our direct material spending in 2015.

We collected information from the Supplier Group using the template developed by the Electronics Industry Citizenship Coalition (EICC) / Global e-Sustainment Initiative (GeSI) (the “EICC Template”). The EICC Template includes questions regarding a direct supplier’s conflict-free policy, its due diligence process and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. During 2015, we used a web-based survey tool to expedite supplier input and our management of the large number of survey responses.

Based on the RCOI, we do not have sufficient information from the Supplier Group to determine the source of the necessary 3TG contained in our products. Accordingly, we conducted due diligence on the source and chain of custody of 3TG in our products. During 2015, we completed an evaluation of several electronics assemblies contained in our products. This provided information regarding the complexities involved in attempting to map the upstream sources of 3TG in two of our products.

Design of Conflict Minerals Program

As required by the Rule, we conducted due diligence on the source and chain of custody of the necessary 3TG contained in the Covered Products. Our due diligence program is designed to conform, in all material respects, with the internationally recognized framework presented by The Organisation for Economic Cooperation and Development (OECD) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing (OECD Guidance) and the related supplements for 3TG.

Description of Due Diligence Steps Performed

The due diligence steps we performed are set forth below according to the five-step framework established by the OECD:

Step 1: Establish Strong Company Management Systems

•	We have a Conflict Minerals policy statement related to our commitment to responsible sourcing of materials for our products and our establishment of a compliance plan that is designed to follow the OECD framework. This statement was reviewed and updated in 2015 and is available on our website.

•	We have a management structure to support supply chain due diligence related to Conflict Minerals. This includes: (1) an executive steering committee led by our controller and global supply chain executive, which are briefed on our due diligence activities and review our Reports under the Rule; (2) a supply chain council, comprised of supply chain leaders from our five business segments, which are briefed on and review the process by which we distribute the EICC Template to the Supplier Group and the request of follow up information from Suppliers; and (3) a multidisciplinary conflict minerals working group comprised of representatives from engineering, finance, legal, sustainability, contracts, communications and our five business segments.

•	We participate with other manufacturers in the Aerospace and Defense sector in the following industrywide groups and initiatives: co-leader of the Aerospace Industries Association (AIA) Conflict Minerals Working Group (CMWG), the National Association of Manufacturers (NAM) Conflict Minerals Implementation Task Force, and the EICC/GeSI Conflict-Free Sourcing Initiative (CFSI).

•	We have a records retention policy that requires us to maintain records related to our Report (as one of our SEC filings).

•	Our Supplier Code of Conduct includes information regarding responsible sourcing of materials. We provide our Supplier Code of Conduct to suppliers through our new purchase orders and we maintain a Suppliers page on our website that includes the Supplier Code of Conduct.

•	We have an ethics helpline and dedicated ethics and conflict minerals e-mail addresses that provide employees and suppliers with a mechanism to ask questions or report concerns. This information is available on our website. Our ethics helpline information was included in our annual ethics letter to suppliers.

•	We brief management about the Company’s practices with respect to 3TG due diligence and supply chain.

Step 2: Identify and Assess Risks in the Supply Chain

•	We provide financial support to the EICC and GeSI’s CFSI, an industry initiative that audits smelters’ and refiners’ due diligence activities. As a downstream company, these initiatives give us access to information to be able to conduct risk assessment at the upstream level.

•	We reviewed the responses we received to the EICC Template that we distributed to the Supplier Group.

•	Unresponsive suppliers were issued follow-up requests and were categorized accordingly in our records. Survey responses were reviewed for completeness and red flags. Additional follow-up inquiries were conducted.

•	We worked with the AIA Conflict Minerals Working Group to develop and distribute a letter to smelters, which stated our expectation that they should strive to become conflict-free.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	We have a risk management plan to address concerns that a supplier may be providing us with products that contain 3TG sourced from the Covered Countries.

•	If a supplier indicates that it directly or indirectly sources 3TG from the Covered Countries, we request additional information. If it is confirmed that a supplier provides products or parts for Covered Products that contain 3TG sourced from the Covered Countries, we request confirmation from the supplier that the sources in the Covered Countries are validated as conflict-free.

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•	We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the CFSI and supplier self-disclosures of certification status. In 2015, we made a contribution to the Conflict Free Smelter Initiative (CFSI) Smelter Audit Fund, which pays the costs of a smelter and refiner’s first conflict free smelter program audit and conflict-free validation. This contribution was directed to pay for the audits of two CFSI “active list” smelters.

Step 5: Report Annually on Supply Chain Due Diligence

During 2015, we filed our 2014 conflict minerals report with the SEC and posted that report to our website. This Report constitutes our 2015 annual report on our Conflict Minerals due diligence, and will also be available on our website at:

http://www.lockheedmartin.com/content/dam/lockheed/data/corporate/documents/Sustainability/conflictminerals-cmr-2015.pdf and filed with the SEC.

Results of Our Due Diligence Measures

Description of facilities used to process 3TG; information on country of origin and efforts to determine mine or location of origin

As previously discussed, we found that 3TG are in substantially all of our products and requested that the Supplier Group complete the EICC Template to determine the facilities used to process 3TG, the country of origin of the 3TG and the mines or locations of origin of the 3TG in our supply chain. The vast majority of the Supplier Group who responded to our EICC Template indicated in their response that the information provided was at a company or divisional level and did not include a list of smelters. A minority of responses listed specific smelters and mines, with such responses collectively identifying over 540 smelters and over 500 mines (and in some cases the location of such mines) from which suppliers sourced 3TG. The CFSI Smelter Information Exchange has validated 317 of these smelters as 3TG smelters, and such validated smelters are listed in Appendix A. Of the validated smelters listed in Appendix A, approximately 68 percent were validated as conflict-free under the Conflict-Free Smelter Program as of May 18, 2016. However, we cannot confirm which of these smelters, if any, provided 3TG that may be contained in our products, as we are unable to determine the upstream chain of custody of raw materials in our supply chain. The survey data also identified 39 suppliers within the Supplier Group who indicated that they used smelters or mines from the Covered Countries that were included in their supply chain, but stated that they sourced from multiple smelters and mines, and also did not disclose a full product line that would enable us to tie a specific mine to one of our Covered Products. During 2015, we did not identify any instance where it was necessary to implement risk mitigation efforts, temporarily suspend trade or disengage with a member of the Supplier Group. Because information was generally provided at a company or divisional level and was not tied to specific Covered Products, we did not have sufficient information to identify the facilities that sourced 3TG included in our Covered Products, or to identify the country of origin of such 3TG.

Steps We Have Taken, or Will Take, Since December 31, 2015 to Mitigate Risk that Conflict Minerals Benefit Armed Groups

Lockheed Martin supports the objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. We expect our suppliers to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries. Accordingly, we intend to take the following steps to further mitigate the risk that the 3TG in our products finance or benefit armed groups in the Covered Countries:

•	Continue to reference the Lockheed Martin Supplier Code of Conduct in new purchase orders and direct suppliers to our Conflict Minerals Policy Statement and web page.

•	Survey suppliers representing greater than 90 percent of related direct material spending as part of our RCOI process (and communicate to our suppliers our expectations regarding improvement of the completeness of information provided over time).

•	Continue to participate in the CFSI and in 2016 contribute to the CFSI audit smelter fund with the goal of providing resources sufficient for additional smelter audits and conflict free validations.

•	Encourage suppliers and smelters to participate in the Conflict-Free Smelter Program developed by the CFSI, including distribution of the AIA smelter letter to smelters that have been identified by our suppliers as potentially in our supply chain, but have not been validated as conflict-free by the CFSI.

•	Engage with our direct suppliers to encourage them to impose requirements on their upstream suppliers to have programs to eliminate from their supply chain 3TG from conflict mines and become validated as conflict-free through the Conflict-Free Smelter Program or a similar program.

Appendix A

The table below lists the CFSI Smelter Information Exchange validated smelters identified in our EICC Template responses for 2015. The information below includes smelter facility names and locations as reported by the CFSI as of May 18, 2016. However, we cannot confirm which of these smelters, if any, provided 3TG that may be contained in our products, as we are unable to determine the upstream chain of custody of raw materials in our supply chain.

Metal	Smelter Name	Location

Gold	Abington Reldan Metals, LLC	UNITED STATES

Gold	Advanced Chemical Company	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AURA-II	UNITED STATES

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Metal	Smelter Name	Location

Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Metal	Smelter Name	Location

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Metal	Smelter Name	Location

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Duoluoshan	CHINA

Tantalum	E.S.R. Electronics	UNITED STATES

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Metal	Smelter Name	Location

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Tranzact, Inc.	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide	CHINA

Tin	Alpha	UNITED STATES

Tin	An Thai Minerals Co., Ltd.	VIETNAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM

Tin	Elmet S.L.U.	SPAIN

Tin	EM Vinto	BOLIVIA

Metal	Smelter Name	Location

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Metal	Smelter Name	Location

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Seirama Tin Investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM

Tin	VQB Mineral and Trading Group JSC	VIETNAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Metal	Smelter Name	Location

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA